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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated January 25, 2000, except for the last paragraph of Note 7, as to which the date is ____________, with regard to the financial statements and schedule of Iteris, Inc. as of March 31, 1998 and 1999 and for each of the three years in the period ended March 31, 1999 and as of and for the nine month period ended December 31, 1999, and our report dated November 11, 1998 with regard to the financial statements of Meyer, Mohaddes Associates, Inc. as of and for the year ended December 31, 1997 and as of October 16, 1998 and for the period from January 1, 1998 to October 16, 1998, in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-93035) and related Prospectus of Iteris, Inc. for the registration of 4,288,240 shares of its common stock.

                                         Ernst & Young LLP


Orange County, California
January 25, 2000


The foregoing consent is in the form that will be signed upon the effectiveness of the 1.875675-to-1 stock split discussed in Note 7 to the consolidated financial statements.

                                         /s/ Ernst & Young LLP

Orange County, California
January 25, 2000